UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MIDWESTONE FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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102 South Clinton St.

Iowa City, Iowa 52240

(319) 356-5800

April 9, 2009

Dear Shareholder:

On behalf of the board of directors and management of MidWestOne Financial Group, Inc., we cordially invite you to attend the annual meeting of shareholders of MidWestOne Financial Group, Inc. to be held at 3:00 p.m. on May 4, 2009, at Coralville Marriott Hotel & Conference Center located at 300 East 9th Street, Coralville, Iowa 52241.

The accompanying Notice of Annual Meeting of Shareholders and proxy statement discuss the business to be conducted at the meeting. We also have enclosed a copy of our Annual Report on Form 10-K for your review as well as a letter to shareholders providing a summary of our 2008 results. At the meeting, we will review our performance in 2008 and update you on how we are dealing with these challenging economic times and our strategic plan as we move forward.

Our Nominating and Corporate Governance Committee has nominated four persons to serve as directors, each of whom is an incumbent director. Additionally, we have included a non-binding advisory proposal on the compensation of our executive management. Finally, our Audit Committee has selected, and we recommend that you ratify the selection of, KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2009. We recommend that you vote your shares for each of the four director nominees, in favor of the compensation arrangements of our executive management and in favor of the ratification of our independent registered public accounting firm.

We encourage you to attend the meeting in person. However, whether or not you plan to attend the meeting in person, please take the time to vote by completing and mailing the enclosed proxy card or by following the telephone or Internet voting procedures described on the proxy card. This will assure that your shares are represented at the meeting. We look forward to seeing you at the meeting.

Very truly yours,

W. R. Summerwill Chairman of the Board

102 South Clinton St.

Iowa City, Iowa 52240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 4, 2009

To Our Shareholders:

The annual meeting of the shareholders of MidWestOne Financial Group, Inc. will be held at 3:00 p.m. on May 4, 2009, at Coralville Marriott Hotel & Conference Center located at 300 East 9th Street, Coralville, Iowa 52241, for the following purposes:

1.	To elect four members of the board of directors;

2.	To approve a non-binding advisory proposal on the compensation of certain executive officers;

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.	To transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

Only shareholders of record on our books at the close of business on March 9, 2009, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the annual meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

By Order of the Board of Directors

W. R. Summerwill Chairman of the Board

Iowa City, Iowa

April 9, 2009

Whether or not you plan to attend the annual meeting in person, please take the time to vote by completing and mailing the enclosed proxy card or by following the telephone or Internet voting procedures described on the proxy card. We hope that you will be able to attend the meeting, and if you do you may vote your shares in person if you wish. You may revoke the proxy card at any time prior to its exercise. The enclosed proxy statement and Annual Report on Form 10-K are available at www.midwestone.com/aPressReleases.php at the link “2009 Annual Meeting Materials”.

MIDWESTONE FINANCIAL GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 4, 2009

This proxy statement is being furnished to shareholders in connection with the solicitation by our board of directors of proxies to be used at the annual meeting of shareholders to be held at 3:00 p.m. on May 4, 2009, at Coralville Marriott Hotel & Conference Center located at 300 East 9th Street, Coralville, Iowa 52241, or at any adjournments or postponements of the meeting. This proxy statement is first being mailed to shareholders on or about April 9, 2009.

The following is information regarding the meeting and the voting process, presented in a question and answer format. As used in this proxy statement, the terms “MidWestOne,” “the Company,” “we,” “our,” and “us” all refer to MidWestOne Financial Group, Inc. and its subsidiaries. The term “MidWestOne Bank” and “the Bank” refer to MidWestOne’s wholly-owned banking subsidiary, MidWestOne Bank, Iowa City, Iowa.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 9, 2009, the record date for the annual meeting, you owned shares of MidWestOne’s common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting to be held on May 4, 2009. It also gives you information concerning the matters to assist you in making an informed decision.

When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth in the proxy card, you appoint the proxy holders as your representatives at the meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should instruct the proxies how to vote your shares in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holders will vote your shares, pursuant to your proxy, in accordance with their judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of four directors of MidWestOne for a term expiring in 2012, on a non-binding advisory proposal on the compensation of certain of our executive officers and on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year. These matters are more fully described in this proxy statement.

How do I vote?

After reviewing this document, submit your proxy using any of the proxy delivery or voting methods indicated on the proxy card. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the annual meeting in accordance with your instructions. Your vote is important. Whether or not you plan to attend the annual meeting, please submit your proxy promptly in the enclosed envelope or vote telephonically or through the Internet by following the instructions on the proxy card.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all four nominees named in this proxy statement, “for” the non-binding advisory proposal on compensation of certain executive officers and “for” the ratification of the appointment of our independent registered public accounting firm for the 2009 fiscal year.

If you are a beneficial owner and a broker or other fiduciary is the record holder (or in what is usually referred to as “street name”), then you received this proxy statement from the record holder of the shares that you beneficially own. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary, you will need to arrange to obtain a proxy from the record holder in order to vote in person at the meeting. Even if you plan to attend the annual meeting, you should complete and return your proxy card in advance of the annual meeting in case your plans change.

If I hold shares in the name of a broker, who votes my shares?

Under the rules of various national and regional securities exchanges, brokers and other fiduciaries generally may vote on routine matters, such as the election of directors and the ratification of an independent registered public accounting firm, but cannot vote on non-routine matters, such as an advisory vote on executive compensation arrangements, unless they have received voting instructions from the person for whom they are holding shares. You should do this by carefully following the instructions your broker gives you concerning its procedures.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy card?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy card with a later date and returning that proxy card to our transfer agent, Illinois Stock Transfer Company, which automatically revokes your earlier proxy, by mail;

•	timely submitting another proxy via the telephone or Internet, if that is the method that you originally used to submit your proxy, which automatically revokes your earlier proxy;

•	sending notice to us that you are revoking your proxy; or

•	voting in person at the meeting.

All written notices of revocation and other written communications with respect to revocation of proxies should be sent to: MidWestOne Financial Group, Inc., 102 South Clinton St., Iowa City, Iowa 52240, Attention: Corporate Secretary. If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the shareholder either:

•	is present and votes in person at the meeting; or

•	has properly submitted a signed proxy card or other form of proxy.

On March 9, 2009, the record date, there were 8,603,055 shares of common stock issued and outstanding. Therefore, at least 4,301,528 shares need to be present, in person or by proxy, at the annual meeting.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than four nominees. We have no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on the non-binding advisory proposal on executive compensation, on the ratification of the appointment of our independent registered public accounting firm for the 2009 fiscal year and on any other proposal that may properly be brought before the meeting.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

Directors will be elected by a plurality and the four individuals receiving the highest number of votes cast “for” their election will be elected as directors of MidWestOne.

Approval of the executive compensation policies and procedures would require that the number of votes cast in favor exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast, and therefore will not affect the vote. Because this shareholder vote is advisory, it will not be binding upon the board of directors.

The ratification of the appointment of our independent registered public accounting firm and all other matters must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results also will be disclosed in our Form 10-Q for the quarter ended June 30, 2009.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 9, 2009, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table, which can be found later in this proxy statement, and by all directors and executive officers of MidWestOne as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of March 9, 2009.

Name of Individual or Number of Individuals in Group	Amount and Nature of Beneficial Ownership(1,2)		Percent of Class
Directors and Nominees
Charles N. Funk	25,025		*
Richard R. Donohue	15,050	(3)	*
Charles S. Howard	235,682	(4)	2.7%
John S. Koza	888,489	(5)	10.3%
Sally K. Mason	1,525		*
Kevin W. Monson	7,765		*
John P. Pothoven	97,642	(6)	1.1%
W. Richard Summerwill	318,839	(7)	3.7%
James G. Wake	20,991	(8)	*
Robert D. Wersen	22,353	(9)	*
Stephen L. West	15,797		*
R. Scott Zaiser	11,137	(10)	*

Other Named Executive Officers
Kent L. Jehle	7,350	(11)	*
Gary Ortale	6,200	(12)	*
All directors and executive officers as a group (14 persons)	1,673,845		18.9%

*	Indicates that the individual or entity owns less than one percent of MidWestOne’s common stock.

(1)	The total number of shares of common stock issued and outstanding on March 9, 2009, was 8,603,055.

(2)	The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(3)	Includes 5,535 shares owned by Mr. Donohue’s spouse. Also includes options to purchase 7,927 shares of common stock exercisable within 60 days of March 9, 2009.

(4)	Includes 2,602 shares owned as custodian for his two children, 40,047 shares allocated to his ESOP account and 75,800 shares owned by Mr. Howard’s spouse. Also includes options to purchase 23,132 shares of common stock exercisable within 60 days of March 9, 2009.

(5)	Includes 24,900 shares owned by Mr. Koza’s spouse and 619,560 shares held in trusts over which Mr. Koza serves as the trustee.

(6)	Includes 600 shares owned as custodian for his grandchildren and 52,705 shares held in an IRA. Also includes options to purchase 16,862 shares of common stock exercisable within 60 days of March 9, 2009.

(7)	Includes 135,240 shares held in a trust over which Mr. Summerwill serves as the trustee, 113,358 shares held in a revocable grantor trust, 1,854 shares owned by Mr. Summerwill’s spouse and 66,408 shares held in his spouse’s revocable grantor trust.

(8)	Includes 211 shares owned by his spouse. Also includes options to purchase 6,883 shares of common stock exercisable within 60 days of March 9, 2009.

(9)	Includes 4,478 shares owned jointly with his spouse and 4,349 shares held in an IRA. Also includes options to purchase 12,451 shares of common stock exercisable within 60 days of March 9, 2009.

(10)	Includes 121 shares owned by a corporation of which Mr. Zaiser has control. Also includes options to purchase 7,395 shares of common stock exercisable within 60 days of March 9, 2009.

(11)	Includes options to purchase 750 shares of common stock exercisable within 60 days of March 9, 2009.

(12)	Includes 1,200 shares held in his spouse’s IRA, over which he has shared voting and investment power. Also includes options to purchase 125 shares of common stock exercisable within 60 days of March 9, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. They are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2008, we are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2008 except for the following: the six directors of the Company that remained directors upon completion of the Merger were one day late in filing their initial Form 3s; and Mr. Summerwill failed to timely file a Form 4 with respect to shares that were in July 2008 distributed, pursuant to the terms of the trust document, out of a trust for which he was the trustee and a 50% beneficiary. He filed a Form 5 with respect to such distribution in February 2009.

PROPOSAL 1:

ELECTION OF DIRECTORS

MidWestOne’s board of directors is divided into three classes, equal in number. At the annual meeting to be held on May 4, 2009, you will be entitled to elect four directors for terms expiring in three years, as described herein. We have no knowledge that any of the nominees will refuse or be unable to serve as directors, but if any of the nominees becomes unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

The Nominating and Corporate Governance Committee of the board of directors of MidWestOne has nominated four persons for election at this annual meeting, all of whom are incumbent directors. Set forth below is information concerning the nominees for election and for the other directors whose term of office will continue after the meeting, including their age, year first elected or appointed as a director and business experience during the previous five years. The four nominees for director, if elected at the annual meeting, will serve for terms expiring in 2012.

Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted “for” the election of the nominees proposed by the board of directors.

The board of directors recommends that you vote your shares “FOR” each of the nominees for director.

NOMINEES

Term Expiring in 2012

Name of Individual	Director Since		Positions with MidWestOne and the Bank
Richard R. Donohue	2008	(1)	Director of MidWestOne

Charles S. Howard	2008	(2)	Vice Chairman of MidWestOne; Vice Chairman of the Bank

John S. Koza	1983		Director of MidWestOne

Stephen L. West	1991		Director of MidWestOne

(1)	Mr. Donohue became a director of the Company upon completion of the merger with Former MidWestOne on March 14, 2008. He had been a director of Former MidWestOne since 1999.

(2)	Mr. Howard became a director of the Company upon completion of the merger with Former MidWestOne on March 14, 2008. He had been a director of Former MidWestOne since 1988.

CONTINUING DIRECTORS

Term Expiring in 2010

Name of Individual	Director Since		Positions with MidWestOne and the Bank
Kevin W. Monson	2006		Director of MidWestOne

John P. Pothoven	2009		Director of MidWestOne; Director of the Bank

W. Richard Summerwill	1983		Chairman of MidWestOne; Chairman of the Bank

James G. Wake	2008	(1)	Director of MidWestOne

Term Expiring in 2011

Name of Individual	Director Since		Positions with MidWestOne and the Bank
Charles N. Funk	2000		Director, President and Chief Executive Officer of MidWestOne and the Bank

Sally K. Mason	2008		Director of MidWestOne

Robert D. Wersen	2008	(2)	Director of MidWestOne

R. Scott Zaiser	2008	(3)	Director of MidWestOne

(1)	Mr. Wake became a director of the Company upon completion of the merger with Former MidWestOne on March 14, 2008. He had been a director of Former MidWestOne since 2000.

(2)	Mr. Wersen became a director of the Company upon completion of the merger with Former MidWestOne on March 14, 2008. He had been a director of Former MidWestOne since 2006.

(3)	Mr. Zaiser became a director of the Company upon completion of the merger with Former MidWestOne on March 14, 2008. He had been a director of Former MidWestOne since 2006.

Information About Our Directors and Executive Officers

On March 14, 2008, we completed our merger with the former MidWestOne Financial Group, Inc. (“Former MidWestOne”) pursuant to which Former MidWestOne merged into us and we changed our name to “MidWestOne Financial Group, Inc.” We and Former MidWestOne agreed in the definitive agreement governing the merger that, effective upon consummation of the merger, our board would appoint Messrs. Donohue, Howard, Wake, Wersen and Zaiser, each of whom was a director of the Former MidWestOne prior to the merger, to our board of directors. At our 2008 annual meeting, Messrs. Wersen and Zaiser were re-elected to a three-year term. Although Messrs. Donohue and Howard have been nominated for re-election at our 2009 annual meeting, the definitive agreement governing the merger did not require that they be re-nominated.

Except as noted above, all directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer, except that Mr. Summerwill and Mr. Koza are cousins. No nominee or director is a director of another “public corporation” (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company.

Richard R. Donohue. Mr. Donohue, 59, is the Managing Partner of TD&T Financial Group, P.C. in Oskaloosa, Iowa, a certified public accounting firm in which he is involved in all phases of the practice. Mr. Donohue joined the board of directors of Former MidWestOne in 1999.

Charles N. Funk. Mr. Funk, 55, is the President and Chief Executive Officer of MidWestOne and the Bank. He joined the Bank in these same roles in November 2000. Prior to that, he held positions as President and Central Region Manager and Chief Investment Officer for Brenton Bank—Des Moines. Mr. Funk currently serves on the faculty of the Colorado Graduate School of Banking in Boulder, Colorado, and the Iowa School of Banking. Previously, he taught for the Stonier Graduate School of Banking at Georgetown University. He will become the Chairman of the Iowa Bankers Association in September 2009. Mr. Funk graduated with a B.A. from William Jewell College.

Charles S. Howard. Mr. Howard, 53, became a director of Former MidWestOne in 1988 and a director of the former MidWestOne Bank in 1993. He was elected President and Chief Executive Officer of Former MidWestOne in June 1993 and elected Chairman in January 1998. Mr. Howard served as Vice Chairman of the former MidWestOne Bank from January 1996 to December 2005, at which time he was elected Chairman. He became a director of the Company upon completion of the merger in March 2008, and a director of the Bank in August 2008.

John S. Koza. Mr. Koza, 63, became a director of the Company in 1983 and a director of the Bank in 1982. Mr. Koza retired from his positions as Vice President of the Company and Executive Vice President of the Bank in 2000. He served in various management positions with the Company since its formation in 1983 and with the Bank since 1973.

Kevin W. Monson. Mr. Monson, 57, is the President, Managing Partner and majority owner of Neumann Monson Architects, PC, an architectural services firm headquartered in Iowa City. He became a director of the Company and the Bank in 2006. Mr. Monson also is the majority partner in Tower Partners, a real estate investment partnership.

Sally Mason. Ms. Mason, 58, is the President of the University of Iowa. She was appointed as the University’s 20th President in August 2007 after serving as Provost of Purdue University since 2001. Ms. Mason graduated from the University of Kentucky in 1972 with a Bachelor of Arts in Zoology. She then earned a Master of Science from Purdue in 1974, followed by a Ph.D. in 1978 from the University of Arizona in Cellular, Molecular and Developmental Biology. Ms. Mason conducted further research at Indiana University before accepting a position at the University of Kansas in 1981. At Kansas, she served as an undergraduate teacher and adviser, a full professor in the Department of Molecular Biosciences, an acting chair of the Department of Physiology and Cell Biology, an associate dean in the University’s College of Liberal Arts and Sciences, and finally as the Dean of that College until 2001.

John P. Pothoven. Mr. Pothoven, 67, was appointed by our board of directors in January 2009 to fill the vacancy created by the resignation of David A. Meinert as a member of our board of directors. He was a director of Former MidWestOne from 1994 to 2008 and a director of the former MidWestOne Bank from 1976 until its merger with the Bank in August 2008. He also served as President and Chief Executive Officer of the former MidWestOne Bank from 1984 until its merger with the Bank in August 2008 and as Chairman of the former MidWestOne Bank from 1998 to 2005.

W. Richard Summerwill. Mr. Summerwill, 73, is the Chairman of the Company and the Bank. He has been with the Bank since 1963. Mr. Summerwill was the President and Chief Executive Officer of the Bank from 1984 to 2000. He also was the Chief Executive Officer of the Company from 2000 until the completion of the merger in March 2008.

James G. Wake. Mr. Wake, 69, is the General Manager of Smith-Wake Ag Services, a diversified agricultural firm headquartered in Oskaloosa, Iowa, with operations including feed and livestock production, contract finishing, grain services and storage and land management. Mr. Wake became a director of the former MidWestOne Bank in 1987 and became a director of the Former MidWestOne in 2000. He became a director of the Company upon completion of the merger in March 2008.

Robert D. Wersen. Mr. Wersen, 66, is the President and founder of Interpower Corporation, which produces power system components for electrical equipment. The corporation is headquartered in Oskaloosa, Iowa and has expanded to other Iowa communities and established a subsidiary office in England. Mr. Wersen became a director of one of the Bank’s predecessor banks in 1996 and became a director of the Former MidWestOne in 2006. He became a director of the Company upon completion of the merger in March 2008.

Stephen L. West. Mr. West, 63, is the Chairman and majority owner of West Music Company Inc., a musical instrument and supply store headquartered in Coralville, Iowa. He has been a director of the Company and the Bank since 1991. Mr. West also is Treasurer of Accent LLC, a private-label musical instruments company, and the President of WestInvest, L.C., a family investment vehicle.

R. Scott Zaiser. Mr. Zaiser, 48, is the President of Zaiser’s Landscaping, Inc. in Burlington, Iowa, which is a landscaping company specializing in the design and installation of landscaping for residential and commercial properties in southeastern Iowa and west central Illinois. Mr. Zaiser became a director of the former MidWestOne Bank in 2000 and became a director of the Former MidWestOne in 2006. He became a director of the Company upon completion of the merger in March 2008.

In addition, the following individuals serve as executive officers of MidWestOne:

Kent L. Jehle. Mr. Jehle, 49, is the Company’s Executive Vice President and Chief Lending Officer and the Executive Vice President—Commercial Banking of the Bank. He has been with the Company and the Bank since 1986.

Gary J. Ortale. Mr. Ortale, 58, is the Senior Vice President—Chief Risk Officer of the Bank. In addition, since January 1, 2009, Mr. Ortale has been serving as the Company’s Interim Chief Financial Officer, a position to which he was appointed following the resignation of David A. Meinert, the Company’s previous Chief Financial Officer. Prior to the merger, Mr. Ortale served as the Treasurer of the Company and the Senior Vice President—Chief Financial Officer of the Bank. He has been with the Company and the Bank since 1987.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of MidWestOne, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, which convene at least on a quarterly basis, and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Funk, our President and Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants).

With the exception of Messrs. Funk, Howard, Pothoven and Summerwill, all of our current directors are “independent,” as defined by the The Nasdaq Stock Market LLC, and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The current charters of each of these committees are available on our website at www.midwestone.com. Also posted on our web site is a general description regarding our company and links to our filings with the Securities and Exchange Commission.

Our board of directors held five meetings during 2008 (counting only those of the “new” board of directors following the Merger). All of the directors except Ms. Mason attended at least 75% of the board meetings and meetings of committees of which they were members. Ms. Mason did not join our board of directors until after the June 2008 annual meeting and thus was only a member of the board for three meetings and she was absent from one of those three. While we do not have a specific policy regarding attendance at the annual shareholder meeting, all directors are encouraged and expected to attend the meeting. Last year’s annual meeting was attended by all of the directors in office at such time, except for Mr. Meinert, who has since resigned from the board.

Audit Committee

In 2008, the Audit Committee was comprised of Messrs. Donohue (Chairman), Koza, Monson and Zeiser, each of whom is expected to serve on the committee through 2009. Each of the members is considered “independent” according to Nasdaq listing requirements and the regulations of the Securities and Exchange Commission. The board of directors has determined that Mr. Donohue qualifies as an “audit committee financial expert” under the regulations of the Securities and Exchange Commission. The board has based this determination on Mr. Donohue’s education and his professional experience as the managing partner of a certified public accounting firm.

The functions performed by the Audit Committee include, among other things, the following:

•	overseeing our accounting and financial reporting;

•	selecting, appointing and overseeing our independent registered public accounting firm;

•	reviewing actions by management on recommendations of the independent registered public accounting firm and internal auditors;

•	meeting with management, the internal auditors and the independent registered public accounting firm to review the effectiveness of our system of internal control and internal audit procedures; and

•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the committee consults separately and jointly with our independent registered public accounting firm, the internal auditors and management. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. Our current charter is available on our website at www.midwestone.com. In 2008, the committee met six times.

Compensation Committee

The members of the Compensation Committee in 2008 were Messrs. West (Chairman), Monson, Wake and Wersen, each of whom is an “independent” director as defined by Nasdaq listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934. It is anticipated that the composition of the Compensation Committee will be the same throughout 2009 as it was in 2008. The purpose of the committee is to determine the salary and bonus to be paid to Mr. Funk, our President and Chief Executive Officer, and to make a recommendation regarding his compensation to the full board for approval. The committee also reviews and recommends to the board for approval the salaries and bonuses for our other executive officers. Further, the committee administers our equity incentive plans, our long-term incentive plan and our executive incentive bonus plan. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. The current charter is available on our website at www.midwestone.com. In 2008, the committee met two times.

Nominating and Corporate Governance Committee

We also have a Nominating and Corporate Governance Committee. The members of the committee are Messrs. Koza (Chairman), Donohue, Wersen and West, each of whom is expected to serve on the committee through 2009. Further, each is considered “independent” according to Nasdaq listing requirements. The primary purposes of the committee are to identify and recommend individuals to be presented to our shareholders for election or re-election to the board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. The current charter is available on our website at www.midwestone.com.

Director Nominations and Qualifications

For the 2009 annual meeting, the Nominating and Corporate Governance Committee nominated for re-election to the board the four incumbent directors, who serve as Class II directors whose term will expire in 2012. This nomination was further approved by the full board. We did not receive any shareholder nominations for directorships for the 2009 annual meeting.

The Nominating and Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and those shareholder nominees included in the proxy statement, in the same manner. Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of conduct. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with Nasdaq listing requirements (to ensure that at least a majority of the directors will, at all times, be independent). The committee has not, in the past, retained any third party to assist it in identifying candidates.

Shareholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Shareholders may contact MidWestOne’s board of directors by contacting the Corporate Secretary, at MidWestOne Financial Group, Inc., 102 South Clinton Street, Iowa City, Iowa, 52240 or (319) 356-5800. All communications will be forwarded directly to either the Chairman of the Board, the chairman of the Audit Committee or the Chief Executive Officer, as appropriate, unless they are primarily commercial in nature or related to an improper or irrelevant topic.

Nominations of Directors. For a shareholder nominee to be considered by our board as a company nominee and included in our proxy statement, the nominating shareholder must file a written notice of the proposed director nomination with our corporate secretary, at the above address, not less than 60 days nor more than 90 days in advance of the first anniversary date (month and day) of the previous year’s annual meeting. Nominations must include the following information with respect to each nominee: name; age; business and residential address; principal occupation or employment; the class and number of shares of the corporation’s stock which are beneficially owned by him or her; and any other information relating to him or her that would be required to be disclosed on Schedule 13D pursuant to regulations under the Securities Exchange Act of 1934. In addition, the following information about the shareholder making the nomination must be included: name; address; name and principal address of any other beneficial shareholders known by him or her to support the shareholder’s nominee; and the class and number of shares of the corporation’s stock which are beneficially owned by him or her. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

Other Shareholder Proposals. For shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2010, shareholder proposals must be received by our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days in advance of the first anniversary date (month and day) of the previous year’s annual meeting and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission.

Independent Director Sessions

Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without the non-independent directors present and in 2008 there were two such sessions.

Code of Ethics

We have a code of conduct in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code of conduct is posted on our website at www.midwestone.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

NAMED EXECUTIVE OFFICER COMPENSATION

We maintain a comprehensive compensation program. The compensation program is designed to attract and retain key employees, motivate the key employees to achieve and to reward key employees for superior performance. The overall design of the compensation programs strives to balance short and long-term performance goals, with the ultimate goal being the increase of shareholder value over the long term. With respect to the individuals named in the Summary Compensation Table, the compensation program includes: salary, annual cash incentive bonus, long-term incentive compensation (which is delivered primarily through equity awards) and other benefits and perquisites. The compensation program has been administered by the Compensation Committee of our board of directors.

On February 6, 2009, we became a participant in the Treasury Capital Purchase Program implemented as a component of the Troubled Asset Relief Program by issuing to the U.S. Department of the Treasury shares of our senior preferred stock in exchange for a cash investment by Treasury. As a participant, we are subject to certain executive compensation restrictions established under the American Recovery and Reinvestment Act of 2009 (the “Stimulus Bill”), which was enacted on February 17, 2009. The rules and procedures for applying, and complying with, the executive compensation restrictions are being developed by the Treasury, Securities and Exchange Commission and other regulators and have not yet been fully announced to the public. Therefore, while such executive compensation restrictions will impact our compensation program moving forward, the precise impact the restrictions will have on the compensation program is not yet clear. However, it is likely that the compensation program in place with respect to individuals named in the Summary Compensation Table will be significantly different in those years during which the Treasury continues to hold an equity interest in MidWestOne. We intend to comply to the extent required with the Stimulus Bill’s executive compensation restrictions and, to that end, are working with legal counsel and other advisors to determine the extent to which those restrictions will impact our compensation program.

Summary Compensation Table

The following table sets forth information concerning the compensation of the two individuals that served as our Chief Executive Officer during 2008 (W. Richard Summerwill from January 1, 2008 through March 14, 2008 and Charles N. Funk since March 14, 2008) and our other two most highly-compensated executive officers during 2008 and 2007. David A. Meinert served as our Chief Financial Officer from the closing of our merger with the Former MidWestOne on March 14, 2008 through December 31, 2008, at which time he resigned. He was one of our two most highly-compensated executives beyond our Chief Executive Officer and thus his compensation is set forth in the table below even though he is no longer an employee.

The following table sets forth the following information for the years ended December 31, 2008 and 2007: (i) the dollar value of base salary and bonus earned; (ii) the aggregate grant date fair value of stock and option awards granted at any time and expensed computed in accordance with FAS 123(R); (iii) all other compensation; and, finally, (iv) the dollar value of total compensation.

Name and Position	Year	Salary	Bonus	Stock Awards(2)	Option Awards		All Other Compensation		Total
W.R. Summerwill	2008	$85,833	—	$1,565	—		$51,837	(5)	$139,235
Chairman of the Board; Chief Executive Officer (through March 14, 2008)	2007	$60,000	10,000	—	$203	(4)	$64,476	(6)	$134,679

Charles N. Funk	2008	$285,625	$—	—	$1,577	(3)	$26,420		$313,622
President; Chief Executive Officer (since March 14, 2008)	2007	$220,000	$35,000	—	$812	(4)	$45,949		$301,761

David A. Meinert(1)	2008	$162,423	—	—	$788	(3)	$816,425	(7)	$979,636
Executive Vice President, Chief Financial Officer & Treasurer	2007	—	—	—	—		—		—

Kent L. Jehle	2008	$192,698	$12,500	—	$788	(3)	$21,695		$227,681
Executive Vice President & Chief Lending Officer	2007	$133,000	$15,000	—	$203	(4)	$15,020		$163,223

(1)	Mr. Meinert joined the Company on March 14, 2008, upon completion of the merger with Former MidWestOne. Accordingly, he did not receive any compensation from us in 2007, and the 2008 compensation reflected for him does not include the compensation he earned from Former MidWestOne between January 1, 2008 and March 14, 2008.

(2)	The value shown is the grant date fair market value computed in accordance with FAS 123(R) and covers all amounts expensed in 2008 for all restricted stock units granted to that executive.

(3)	The value shown is what is included in our financial statements per FAS 123(R) and covers all amounts expensed in 2008 for all options granted to that executive, whether or not the options were granted in 2008.

(4)	The value shown is what is included in our financial statements per FAS 123(R) and covers all amounts expensed in 2007 for all options granted to that executive, whether or not the options were granted in 2007.

(5)	The amount reflected here includes an aggregate Company contribution of $32,460 to Mr. Summerwill’s deferred compensation account.

(6)	The amount reflected here includes an aggregate Company contribution of $33,305 to Mr. Summerwill’s deferred compensation account.

(7)	As is more fully described below, the Company and Mr. Meinert entered into a Separation and Release Agreement dated December 22, 2008, pursuant to which Mr. Meinert’s employment with the Company terminated as of December 31, 2008. The amount reflected here includes $596,428 of expense accrued in connection with the Salary Continuation Agreement between Former MidWestOne and Mr. Meinert dated July 1, 2004, as well as $102,500 of severance due to Mr. Meinert pursuant to the Employment Agreement between the Company and Mr. Meinert, which became effective as of March 14, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning the exercisable and unexercisable stock options and restricted stock units at December 31, 2008 and 2007 held by the individuals named in the Summary Compensation Table:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Expiration Date	Option Exercise Price	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested
Name	Exercisable	Unexercisable
W.R. Summerwill	—	—	—	—	1,000	$9,680
Charles N. Funk	—	6,000	04/01/2018	$16.69	—	—
David A. Meinert	3,562	—	12/29/2010	$8.82	—	—
	3,800	—	12/31/2011	$11.85
	6,650	—	12/31/2012	$16.86
	6,982	—	12/31/2013	$19.75
	6,650	—	12/31/2014	$21.94
	2,850	—	12/30/2015	$18.71
Kent L. Jehle	—	3,000	04/01/2018	$16.69	—	—

W.R. Summerwill’s Retirement Benefits

The Company sponsors and maintains the Iowa State Bank & Trust Company Defined Benefit Plan, a tax-qualified retirement plan, for the benefit of all eligible employees of the Company. The Defined Benefit Plan was frozen by the Company effective as of December 31, 2007. After that date, no new participants were allowed into the plan and no additional retirement benefits were accrued to existing participants. Pursuant to the terms of the Defined Benefit Plan, Mr. Summerwill received a retirement benefit equal to $83,137 in each of 2007 and 2008. Mr. Summerwill will continue to receive retirement benefits in accordance with the terms of the Defined

Benefit Plan. In addition, the Company has previously entered into supplemental retirement agreements with Mr. Summerwill pursuant to which he received payments of $45,000 in each of 2007 and 2008. There are three agreements in place with Mr. Summerwill. Pursuant to these agreements, Mr. Summerwill will receive $15,000 per year for life, $30,000 a year from 2001 through 2015 and an additional $20,000 per year from 2009 through 2023.

Terms of Charles N. Funk’s Employment Agreement

On September 11, 2007, we entered into an employment agreement with Mr. Funk, which became effective upon consummation of our merger with Former MidWestOne. In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (and guidance issued thereunder). Under his employment agreement, which will continue until December 31, 2010 (subject to automatic one-year extensions on each January 1 thereafter unless either the Company or Mr. Funk declines such extension), Mr. Funk will receive an initial base salary of $300,000, which amount will be, beginning January 1, 2009, subject to increase as approved by the Compensation Committee of our board of directors. In addition, Mr. Funk will be eligible for an incentive bonus and participation in other employee benefit plans, including our equity incentive plan and any pension plan or 401(k) plan. If there is a change in control of the Company during the term of the employment agreement, Mr. Funk will be entitled to a change in control payment equal to two and one-half times the sum of his then-current base salary and the incentive bonus paid for the prior year. The employment agreement also contains a two-year non-competition provision and a two-year non-solicitation provision. Further, Mr. Funk’s employment agreement provides that, during his employment period with the Company, he shall be nominated to serve as a member of the board of directors, subject to election by the Company’s shareholders.

It should be noted that the Stimulus Bill’s executive compensation restrictions likely will prohibit the Company from making any payment to Mr. Funk for departure from the Company for any reason, except for payments for services performed or benefits accrued. This restriction will apply during all periods during which Treasury holds an equity interest in the Company.

Terms of Kent L. Jehle’s Employment Agreement

On September 11, 2007, we entered into an employment agreement with Mr. Funk, which became effective upon consummation of our merger with Former MidWestOne. In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (and guidance issued thereunder). Under his employment agreement, which will continue until December 31, 2010 (subject to automatic one-year extensions on each January 1 thereafter unless either the Company or Mr. Jehle declines such extension), Mr. Jehle will receive an initial base salary of $205,000, which amount will be, beginning January 1, 2009, subject to increase as approved by the Compensation Committee of our board of directors. In addition, Mr. Jehle will be eligible for an incentive bonus and participation in other employee benefit plans, including our equity incentive plan and any pension plan or 401(k) plan. If there is a change in control of the Company during the term of the employment agreement, Mr. Jehle will be entitled to a change in control payment equal to two times the sum of his then-current base salary and the incentive bonus paid for the prior year. The employment agreement also contains a two-year non-competition provision and a two-year non-solicitation provision.

It should be noted that the Stimulus Bill’s executive compensation restrictions likely will prohibit the Company from making any payment to Mr. Jehle for departure from the Company for any reason, except for payments for services performed or benefits accrued. This restriction will apply during all periods during which Treasury holds an equity interest in the Company.

Terms of David A. Meinert’s Separation and Release Agreement

On December 22, 2008, Mr. Meinert announced his intention to resign from his position as our Executive Vice President, Chief Financial Officer and Treasurer and from his position on our board of directors. Under the Separation and Release Agreement we entered into with Mr. Meinert, which became effective on December 31, 2008 (the effective date of Mr. Meinert’s resignation), Mr. Meinert will receive, among other things, a lump sum payment in the amount of $833,927 and an aggregate amount of $102,500 to be paid in twelve equal monthly installments beginning on January 31, 2009. Payments to Mr. Meinert pursuant to the Separation and Release Agreement are subject to regulatory approval. In addition, Mr. Meinert’s outstanding vested stock options shall be exercisable for three months following his termination. All other terms of the applicable plan document and/or applicable grant agreements will apply. Further, all outstanding unvested stock options and equity incentive awards held by Mr. Meinert were forfeited as of the termination date. Mr. Meinert was permitted to purchase the automobile that the Company provided for his use at the wholesale value of such automobile. The Company also reimbursed Mr. Meinert for $5,000 in legal fees in connection with the negotiation of the Separation and Release Agreement.

Mr. Meinert will continue to be eligible to receive his vested benefits under the Company’s tax-qualified and non-qualified retirement plans, welfare benefit plans and other incentive plans, subject to and in accordance with the terms of each such plan. Notwithstanding the termination of his employment agreement, Mr. Meinert will remain subject to the restrictive covenants set forth therein with respect to confidentiality and his ability to compete with, or solicit employees of, the Company until December 31, 2010.

DIRECTOR COMPENSATION

In 2008, each director, with the exception of Messrs. Summerwill, Howard and Funk (who are our three employee-directors), was paid an annual retainer of $5,000 and received a fee of $2,000 for each regular board meeting attended. In addition, when committee meetings were held on a day on which there was no full board meeting, directors received $400 for each Audit Committee and Compensation Committee meeting attended and $250 for each Nominating and Corporate Governance Committee meeting. The chairman of each of those committees also received an additional $100 for each such meeting. If a committee meeting was on the same day as a scheduled board meeting, the directors received $125 for each committee meeting attended and the chairman received $175 for each such meeting.

In 2008, we also awarded each non-employee director of MidWestOne 500 restricted stock units. These restricted stock units vest in four equal annual installments. Additionally, in January of 2009, we awarded an additional 500 restricted stock units to each non-employee director. The following table shows compensation information for MidWestOne’s directors who received director fees in 2008.

Name	Fees Earned or Paid in Cash[1]	Stock Awards	All Other Compensation[1]		Total
Richard R. Donohue	$14,050	$1,565	$4,300		$19,915
Charles S. Howard	—	$1,565	$67,952	[4]	$69,517
Donna M. Katen-Bahensky[2]	—	—	$3,925		$3,925
John S. Koza	$11,350	$1,565	$14,279	[5]	$27,194
Sally K. Mason[3]	$4,750	$843	—		$5,593
Kevin W. Monson	$13,050	$1,565	$12,242		$26,857
James G. Wake	$13,050	$1,565	$4,600		$19,215
Robert D. Wersen	$14,050	$1,565	$4,725		$20,340
Stephen L. West	$11,750	$1,565	$8,592		$21,907
R. Scott Zaiser	$15,550	$1,565	$5,525		$22,640

(1)	The amounts reflected herein represent amounts paid to or earned by each director during calendar year 2008, including amounts paid or earned with respect to service for Former MidWestOne. No director received perquisites or other personal benefits in excess of $10,000.

(2)	On April 8, 2008, Ms. Katen-Bahensky resigned from the board of directors after approximately five years of service.

(3)	Ms. Mason was appointed to the board of directors on May 29, 2008 to fill the vacancy created by the resignation of Ms. Katen-Bahensky.

(4)	In connection with the merger between Former MidWestOne and the Company, Mr. Howard entered into a letter agreement with MidWestOne that provides him with an annual salary, for a period of three years, equal to $75,000.

(5)	Mr. Koza had entered into a deferred compensation agreements with the Company prior to the merger, which agreements are still effective. Pursuant to the terms of Mr. Koza’s agreements, he receives $25,000 per year for 15 years following his retirement from the Company as its Executive Vice President in 2000. Following the end of that 15-year period, he will receive $15,000 per year for the next 15 years.

PROPOSAL 2:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009, signed into law on February 17, 2009 (“ARRA”), includes a provision requiring Capital Purchase Program participants, during the period in which any obligation arising from assistance provided under the program remains outstanding, to permit a separate shareholder vote to approve the compensation of executives as disclosed pursuant to the compensation rules of the Securities and Exchange Commission. This requirement applies to any proxy, consent or authorization for an annual or other meeting of the participant’s shareholders. Under ARRA, the shareholder vote is not binding on the board of directors and may not be construed as overruling any decision by the participant’s board of directors.

The overall objectives of MidWestOne’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Our board of directors believes our compensation policies and procedures achieve this objective and therefore recommend shareholders vote “For” the proposal.

Accordingly, because we became a participant in the Capital Purchase Program on February 6, 2009, the following resolution is submitted for shareholder approval:

RESOLVED, that the Company’s shareholders approve its executive compensation as described in the tabular disclosure regarding executive officer compensation under “Named Executive Officer Compensation” contained in the Company’s proxy statement dated April 9, 2009.

Under ARRA, your vote is advisory and will not be binding upon the board of directors. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

The Board recommends that shareholders vote FOR approval of the compensation of the Company’s named executives as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, the Named Executive Officer Executive Compensation tables and the related footnotes following the tables (Item 2 on the proxy card).

RELATED PERSON TRANSACTIONS

During 2008, we extended, and we expect to continue to extend, loans to our directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectibility, or present other unfavorable features, than loans to other borrowers. All such loans are approved by the Bank’s board of directors in accordance with applicable bank regulatory requirements. Additionally, the Audit Committee will pre-approve other non-lending transactions between a director and either MidWestOne or any of its subsidiaries.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report. The committee is comprised solely of independent directors.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2008 with our management and the independent registered public accounting firm. The committee has also discussed with the accounting firm the matters required to be discussed by SAS 61, as amended (Codification for Statements on Auditing Standards), as well as having received and discussed the written disclosures and the letter from the accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. Based on the review and discussions with management and the accounting firm, the committee has recommended to the board that the audited financial statements be included in our annual report for the year ending December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee:

Richard R. Donohue (Chairman)

John S. Koza

Kevin W. Monson

R. Scott Zaiser

PROPOSAL 3:

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders are also being asked to adopt a resolution to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009. If the appointment of KPMG LLP is not ratified by shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee and board of directors. Representatives from KPMG LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

The Board recommends that shareholders vote FOR the proposal to ratify the appointment of KPMG LLP as our independent auditors for 2009 (Item 3 on the proxy card).

Change in Accountants

In connection with our merger with Former MidWestOne, which was completed on March 14, 2008, our Audit Committee dismissed McGladrey & Pullen LLP as our independent registered public accounting firm and approved the engagement of KPMG LLP as our independent registered public accounting firm. Thus, for the fiscal year ended December 31, 2007, McGladrey & Pullen LLP was our independent registered public accounting firm, and for the fiscal year ended December 31, 2008, KPMG LLP was our independent registered public accounting firm. Our Audit Committee has recommended the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2009.

For the fiscal year ended December 31, 2007, McGladrey & Pullen’s report on our consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2007 and through the effective date of the merger, there were not any reportable events described in Item 304(a)(1)(v) of Regulation S-K and there were no disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, would have caused McGladrey & Pullen to make reference thereto in its report on the Company’s financial statements for such year.

As noted above, in connection with the Company’s merger with Former MidWestOne, effective March 14, 2008, the Audit Committee approved the engagement of KPMG LLP as the Company’s new independent registered public accounting firm. KPMG LLP previously served as the independent registered public accounting firm for Former MidWestOne prior to the merger. During the fiscal year ended December 31, 2007, we did not consult with KPMG LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Accountant Fees

During the period covering the fiscal year ended December 31, 2008, KPMG LLP performed the following professional services for the Company for which we paid the following amounts. KPMG LLP did not perform any services for the Company during the fiscal year ended December 31, 2007.

	2008	2007
Audit Fees(1)	$517,361	—
Audit-Related Fees(2)	9,800	—
Tax Fees(3)	68,700	—
All Other Fees(4)	—	—
Total Fees	$595,861	—

(1)	Audit fees consist of fees for professional services provided for the audit of the Company’s financial statements.

(2)	Audit-related Fees represent assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services related primarily to audits of employee benefit plans and other attestation services.

(3)	Tax Fees represent fees for professional services related to tax compliance, which included preparation of tax returns, tax advice, and tax planning.

(4)	All other fees represent fees billed by the principal accountant for any other services.

During the period covering the fiscal year ended December 31, 2007, we paid McGladrey & Pullen LLP, the following fees for services performed: Audit Fees—$85,852; Audit-Related Fees—$140,121; Tax Fees—$18,930; and Other Fees—$0.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditors. These services include audit and audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis that the committee had not already specifically approved.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our Annual Report on Form 10-K for the 2008 fiscal year, which includes our financial statements for the year ended December 31, 2008, accompanies this proxy statement. A letter to shareholders summarizing our results for 2008 also accompanies this proxy statement.

* * * * *

ALL SHAREHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES PROMPTLY

THE DIRECTORS AND OFFICERS

OF MIDWESTONE FINANCIAL GROUP, INC.

CORDIALLY INVITE YOU TO ATTEND THE

ANNUAL MEETING OF SHAREHOLDERS

MONDAY, MAY 4, 2009, 3:00 P.M. CST

CORALVILLE MARRIOTT HOTEL & CONFERENCE CENTER

300 EAST 9TH ST.

CORALVILLE, IOWA 52241

You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Phone.

See the reverse side of this sheet for instructions.

IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, COMPLETE BOTH SIDES OF PROXY CARD,

DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Co.

209 West Jackson Boulevard, Suite 903

Chicago, Illinois 60606

DETACH PROXY CARD HERE	DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

MidWestOne Financial Group, Inc.
If you plan to personally attend the Annual Meeting of Shareholders on May 4, 2009, please check the box and list the names of attendees below.

COMMON
Dated:	Return this stub in the enclosed envelope with your completed proxy card.

Signature:	I/We do plan to attend
the annual meeting. ☐
Signature if held jointly:	Names of persons attending:

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Visit our Internet voting site at http://www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen.

3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be completed and submitted prior to Saturday, May 2, 2009 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secure” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Using a touch-tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by telephone must be completed and submitted prior to Saturday, May 2, 2009 at 11:59 p.m. Central Time.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

REVOCABLE PROXY MidWestOne Financial Group, Inc.			COMMON
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned as a shareholder of record on March 9, 2009 hereby appoints Charles N. Funk and Gary J. Ortale as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of MidWestOne Financial Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 4, 2009, or any adjournment thereof.

Proposal 1 - Election of four directors for three-year terms.	VOTE FOR	WITHHOLD AUTHORITY
01. Richard R. Donohue	☐	☐
02. Charles S. Howard	☐	☐
03. John S. Koza	☐	☐
04. Stephen L. West	☐	☐

Proposal 2 - Approve a non-binding advisory proposal on the compensation of certain executive officers.
[ ] For [ ] Against [ ] Abstain

Proposal 3 - Ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2009.
[ ] For [ ] Against [ ] Abstain

Proposal 4 - In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(to be signed on the other side)